UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 6, 2007

YARDVILLE NATIONAL BANCORP
(Exact Name of Issuer as Specified in Charter)

NEW JERSEY (State or Other Jurisdiction of Incorporation or Organization)	000-26086 (Commission File Number)	22-2670267 (I.R.S. Employer Identification Number)

2465 KUSER ROAD, HAMILTON, NEW JERSEY 08690
(Address of Principal Executive Offices)

(609) 585-5100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.Entry into a Material Definitive Agreement.

AGREEMENT AND PLAN OF MERGER

On June 6, 2007, Yardville National Bancorp, a New Jersey corporation (“YNB”), and The PNC Financial Services Group, Inc., a Pennsylvania corporation (“PNC”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, YNB will merge with and into PNC (the “Merger”), with PNC continuing as the surviving corporation. The directors and certain executive officers of YNB have entered into voting agreements with PNC to vote all of their shares of YNB common stock in favor of the Merger.

At the effective time and as a result of the Merger, each issued and outstanding share of YNB common stock will be converted into the right to receive consideration having a value (based on a pre-closing average PNC common stock price described in the Merger Agreement)  equivalent to the sum of 0.2923 of a share of PNC common stock and $14.00 in cash (collectively, the “Merger Consideration”). YNB shareholders will be entitled to elect to receive the Merger Consideration in shares of PNC common stock or in cash, subject to proration if either stock or cash is oversubscribed. Upon consummation of the Merger, all outstanding options to acquire YNB common stock will be canceled in exchange for the right to receive for each share of YNB common stock underlying the options, the cash equivalent of the excess, if any, of the Merger Consideration over the applicable option exercise price, as more fully described in the Merger Agreement.

PNC and YNB have made representations, warranties and covenants in the Merger Agreement, including, among others, covenants to conduct their respective businesses in the ordinary course consistent with past practice between the execution of the Merger Agreement and consummation of the Merger; not to engage in certain kinds of transactions during this period; and to use their reasonable best efforts to consummate the Merger, including using their reasonable best efforts to take all steps necessary to obtain required governmental and third-party consents. In addition, YNB has agreed to certain additional covenants, including among others, covenants to cause a YNB’s stockholder meeting to be held to consider approval of the Merger; for YNB’s board of directors to, subject to certain exceptions, recommend adoption and approval by its stockholders of the Merger Agreement; and for YNB and its representatives not to solicit proposals relating to alternative business combination transactions or, subject to certain exceptions, enter into discussions concerning or provide confidential information in connection with alternative business combination transactions.

Consummation of the Merger is subject to customary conditions, including approval of the holders of YNB common stock, absence of any legal prohibition on consummation of the Merger, obtaining required governmental and third-party consents without conditions that would reasonably be expected to have a material adverse effect (measured relative to YNB), the accuracy of the representations and warranties (subject generally to a material adverse effect standard) and material performance of all covenants and the delivery of customary legal opinions as to the federal tax treatment of the Merger.

The Merger Agreement contains certain termination rights for both YNB and PNC, and further provides that, upon termination of the Merger Agreement under specified circumstances, YNB may be required to pay PNC a termination fee of $14 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

The Merger Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of each of PNC and YNB. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Investors should read the Merger Agreement together with the other information concerning PNC and YNB that each company publicly files in reports and statements with the Securities and Exchange Commission.

PNC and YNB will be filing a proxy statement/prospectus and other relevant documents concerning the Merger with the United States Securities and Exchange Commission (the “SEC”). WE URGE INVESTORS TO READ THE PROXY STATEMENT/ PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/ PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain these documents free of charge at the SEC’s web site (www.sec.gov). In addition, documents filed with the SEC by PNC will be available free of charge from PNC by calling Shareholder Relations at (800) 843-2206. Documents filed with the SEC by YNB will be available free of charge from YNB by writing to Howard N. Hall, Assistant Treasurer’s Office, 2465 Kuser Road, Hamilton, NJ 08690. Or call (609) 631-6223.

The directors, executive officers, and certain other members of management and employees of YNB are participants in the solicitation of proxies in favor of the merger from the shareholders of YNB. Information about the directors and executive officers of YNB is set forth in its Annual Report on Form 10-K filed on March 30, 2007 for the year ended December 31, 2006, as amended by the Form 10-K/A filed on May 10, 2007. Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

EMPLOYMENT AGREEMENT

On June 6, 2007, YNB, PNC Bank, National Association, a subsidiary of PNC (“PNC Bank”), and F. Kevin Tylus entered into a three year Employment and Retention Agreement, which provides that PNC Bank will employ Mr. Tylus as a Regional President of Mercer and Huntington Counties in New Jersey at an annual base salary at a rate no less than $330,750.

Under the terms of the agreement, Mr. Tylus will receive a grant of restricted PNC common stock on January 2, 2008 valued at $2,450,000, which will vest after three years, in settlement of any and all obligations and liabilities under YNB’s Second Amended and Restated Supplemental Executive Retirement Plan, and in consideration of services to PNC Bank and its affiliates and the restrictive covenants set forth in the agreement. Further, on January 2, 2008, Mr. Tylus will receive a cash payment of $1,600,000 in consideration of a covenant not to compete and a special payment of $166,667 in cash representing compensation payable under his current employment agreement with YNB for certain benefits which he agreed to forego as a result of his decision to leave his former employer and join YNB.

The agreement also contains standard severance provisions and non-compete, non-solicit and non-hire covenants.

The foregoing description of the Employment and Retention Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment and Retention Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference.

CONSULTING AGREEMENT

On June 6, 2007, YNB, PNC Bank and Patrick M. Ryan entered into a Consulting, Non-Competition and Retention Agreement which provides for the engagement of Mr. Ryan as a consultant for a one year term following the effective time of the Merger for a monthly consulting fee of $20,000.

Under the terms of the agreement, Mr. Ryan will receive a cash payment of $2,260,000 in settlement of any and all obligations and liabilities under his current employment agreement with YNB and in consideration of restrictive covenants set forth in the agreement and a cash payment of $4,026,000 in full settlement of any and all obligations and liabilities under any non-qualified deferred compensation plans, programs, or arrangements of PNC Bank, YNB or their respective affiliates, including YNB’s Second Amended and Restated Supplemental Executive Retirement Plan.  The foregoing cash payments are to be made January 2, 2008.

The agreement also contains standard non-competition, non-solicitation and non-hire covenants.

The foregoing description of the Consulting, Non-Competition and Retention Agreement does not purport to be complete and is qualified in its entirety by reference to the Consulting, Non-Competition and Retention Agreement, which is filed as Exhibit 10.2 hereto, and is incorporated into this report by reference.

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information called for by this item is set forth in Item 1.01 above and incorporated by reference.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and between The PNC Financial Services Group, Inc. and Yardville National Bancorp, dated June 6, 2007
10.1	Employment and Retention Agreement by and among Yardville National Bancorp, PNC Bank, National Association and F. Kevin Tylus, dated June 6, 2007
10.2	Consulting, Non-Competition and Retention Agreement by and among Yardville National Bancorp, PNC Bank, National Association and Patrick M. Ryan, dated June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YARDVILLE NATIONAL BANCORP
Date: June 8, 2007	By: Stephen F. Carman Stephen F. Carman Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and between The PNC Financial Services Group, Inc. and Yardville National Bancorp, dated June 6, 2007
10.1	Employment and Retention Agreement by and among Yardville National Bancorp, PNC Bank, National Association and F. Kevin Tylus, dated June 6, 2007
10.2	Consulting, Non-Competition and Retention Agreement by and among Yardville National Bancorp, PNC Bank, National Association and Patrick M. Ryan, dated June 6, 2007